WARRANT CANCELLATION AGREEMENT

THIS WARRANT CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of this 14th day of June, 2010, by and between China Intelligent Lighting and Electronics, Inc., a Delaware corporation (the “Company”), and WestPark Capital Financial Services, LLC (“WCFS”).

RECITALS

WHEREAS, the Company conducted a Share Exchange transaction on January 15, 2010, and WCFS and the Company entered into that certain Share and Warrant Cancellation Agreement dated January 15, 2010 in connection therewith; and

WHEREAS, the Company is conducting a public offering and WCFS and the Company desire that in connection with the furtherance of conducting such offering, WCFS agrees to further cancel currently outstanding warrants held by WCFS to purchase 350,000 shares of common stock of the Company at a per share price of $0.0002 per shares (the “Warrants”), where such aforementioned cancellations shall occur only upon the closing of the public offering that the Company is currently conducting (the “Public Offering”).

NOW, THEREFORE, for and in consideration as set forth in this Agreement and in the Share and Warrant Cancellation Agreement dated January 15, 2010, and the payment of good and valuable consideration pursuant to the such agreements, the receipt and sufficiency of which is hereby acknowledged, the Company and WCFS, each intending to be legally bound by this Agreement, hereby agree as follows:

AGREEMENT

1.  DUTIES

1.1  Rights and Obligations of the Parties.  The parties shall be entitled to such rights and shall perform such duties as set forth herein.

1.2 Cancellation of Warrants.  On the settlement date of the Public Offering, the Warrants shall be deemed automatically cancelled.  WCFS agrees to execute any and all documents as the Company reasonably determines necessary to effect the cancellation of the Warrants pursuant to the terms of this Agreement.

2.  MISCELLANEOUS

2.1  Transferability.  None of the rights and obligations of the Stockholders hereunder shall be transferable.

2.2  Construction.  The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

2.3  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be.

2.4  Severability.  If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

2.5  Interpretation.  The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.  This Agreement shall be construed and interpreted without regard to any rule or presumption requiring that it be construed or interpreted against the party causing it to be drafted.

2.6  Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2.7  Amendments.  This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

2.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Warrant Cancellation Agreement as of the day and year first above written.

CHINA INTELLIGENT LIGHTING AND ELECTRONICS, INC.,

By:	/s/ Li Xuemei
Name: Li Xuemei
Title: CEO

WESTPARK CAPITAL FINANCIAL SERVICES, LLC

By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: Chief Executive Officer and Chairman